Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

CECO Environmental Corp. and Subsidiaries

Cincinnati, Ohio

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-130294 and 333-183275 on Form S-3 and Registration Statements Nos. 333-33270, 333-143527, and 333-159948 on Forms S-8 of our reports dated March 13, 2014, relating to the consolidated financial statements and the effectiveness of CECO Environmental Corp. and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

March 13, 2014